                           OPINION OF ROBERT S. FEIT

                                                                    EXHIBIT 5.01

                           [Letterhead of AT&T Corp.]

                                  May 5, 2000

AT&T Corp.
32 Avenue of the Americas
New York, New York 10013

Dear Sirs:

     With reference to the registration statement on Form S-4 (the "Registration Statement") that AT&T Corp. (the "Company") proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the 2,932,887 shares of the Company's Class A Liberty Media Group common stock, par value $1.00 per share (the "Liberty Media Group Common Stock"), to be issued pursuant to the Agreement and Plan of Merger, dated as of December 10, 1999, among the Company, B-Group Merger Corp. ("Merger Sub"), Liberty Media Corporation ("Liberty") and The Todd-AO Corporation ("Todd"), as amended by Amendment No. 1, dated as of March 6, 2000, among the Company, Merger Sub, Liberty and Todd, I am of the opinion that:

     1. the Company is a duly organized and validly existing corporation under the laws of the State of New York;

     2. the issuance of the Liberty Media Group Common Stock has been duly authorized by appropriate corporate action of the Company; and

     3. when the Liberty Media Group Common Stock has been issued and delivered pursuant to a sale in the manner described in the Registration Statement, such Liberty Media Group Common Stock will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Registration Statement. I also consent to the making of the statement with respect to me in the related Proxy Statement/Prospectus under the heading "Legal Matters."

                                          Very truly yours,

                                          /s/ ROBERT S. FEIT
                                          --------------------------------------
                                          Robert S. Feit
                                          General Attorney and Assistant
                                          Secretary